Exhibit 23.1








            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-108835) of Conseco, Inc of our report dated March 31, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting for convertible debt instruments discussed in Note 4, as to which the date is September 28, 2009, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K. We also consent to the incorporation by reference of our report dated March 31, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting for convertible debt instruments discussed in Note 4, as to which the date is September 28, 2009, relating to the financial statement schedules, which appear in this Current Report on Form 8-K.



/s/ PricewaterhouseCoopers LLP
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Indianapolis, Indiana
October 13, 2009